UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Business Officer

On May 27, 2026, the Board of Directors of BiomX Inc. (“we,” “us,” “our,” “BiomX” or the “Company”) appointed Mr. Roy Rousso, to serve as the. Chief Business Officer, effective July 1, 2026.

Mr. Rousso is a Colonel (res.) in the Israel Defense Forces and brings more than two decades of leadership experience across digital infrastructure, sovereign cloud, private cellular networks, and technology companies. He most recently served as Head of Global Business Development at Flexnode, a digital infrastructure company. Previously, he served as Chief Revenue Officer and Chief Marketing Officer of Pente Networks. Mr. Rousso holds an MBA in Marketing from the Paris School of Business, a master’s degree in Political Science and Government from Bar-Ilan University, and a B.A. in Political Science from Tel Aviv University.

In connection with his appointment, we and Mr. Rousso entered into a Consulting Agreement (the “Agreement”). Pursuant to the Agreement, Mr. Russo is entitled to a monthly fee of 17,000 per month, pro-rated to the 70% engagement level to which he committed, equal to $11,900 per month, payable monthly in arrears. Mr. Rousso is also eligible to receive an annual performance bonus of up to 50% of the base fee actually paid for the relevant period, based on milestones and objectives established with the Board, and/or at the Board’s discretion. The Company may terminate for cause immediately, or without cause upon not less than 60 days’ prior written notice (with the Company able to pay in lieu of notice). Mr. Rousso may terminate upon not less than 60 days’ prior written notice.

Subject to approval by the Board and the terms of a Company equity incentive plan which the Company intend to establish, Mr. Rousso is entitled to an award under such plan of 200,000 shares of the Company’s common stock, vesting in three equal annual installments on the first, second and third anniversaries of July 1, 2026, subject to Mr. Rousso’s continued engagement. Upon a termination by the Company without cause or upon a change of control of the Company, the award will instead be treated as vesting in equal monthly installments over the three-year schedule, Mr. Rousso will be credited with an additional six months of service, and a corresponding portion of the award will accelerate and vest. Any unvested portion of the award is forfeited upon any other termination or upon expiration of the engagement.

The Agreement provides indemnification, and directors’ and officers’ liability insurance. It also includes confidentiality, non-competition (twelve months), and non-solicitation (twelve months) covenants.

There are no family relationships between Mr. Rousso and any director or executive officer of the Company. There are no transactions, or proposed transactions, to which the Company is or was a participant and in which Mr. Rousso has a material interest that would require disclosure under Item 404(a) of Regulation S-K

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated May 20, 2026, between BiomX Inc. and Roy Rousso.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: May 28, 2026
	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer

3